YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2024

Vote by Internet - QUICK *** EASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

SK GROWTH OPPORTUNITIES CORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by p.m., Eastern Time, on , 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend:
https://www.cstproxy.com/

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 5

X

Proposal No. 1 — The Business Combination Agreement Proposal— RESOLVED, as an ordinary resolution, that SK Growth Opportunities Corporation ("SKGR")'s entry into the Business Combination Agreement, dated as of February 27, 2024 and as amended on December 5, 2024, by and among SKGR, Webull Corporation ("Webull"), Feather Sound I Inc. ("Merger Sub I") and Feather Sound II Inc. ("Merger Sub II"), a copy of which is included as Annex A-1 and Annex A-2 to the accompanying proxy statement/prospectus, pursuant to which, among other things, Merger Sub I will merge with and into SKGR, with SKGR surviving the merger as the surviving entity (the "Surviving Entity") and becoming a wholly-owned subsidiary of Webull, and immediately thereafter and as part of the same overall transaction, the Surviving Entity will merge with and into Merger Sub II, with Merger Sub II surviving the merger as the surviving entity (the "Surviving Company") and remaining a wholly-owned subsidiary of Webull, which will become the parent/public company following the Business Combination, in accordance with the terms and subject to the conditions of the Business Combination Agreement, and the transactions contemplated thereby be approved, ratified and confirmed in all respects.

Proposal No. 2 — The Merger Proposal— RESOLVED, as a special resolution, that (i) the Plan of First Merger, substantially in the form attached to the accompanying proxy statement/prospectus as Annex C, be authorized, approved and confirmed in all respects, that SK Growth Opportunities Corporation be and is hereby authorized to enter into the Plan of First Merger, and that the merger of Merger Sub I with and into SK Growth Opportunities Corporation, with SK Growth Opportunities Corporation surviving the merger as a wholly-owned subsidiary of Webull Corporation is hereby authorized, approved and confirmed in all respects.

Proposal No. 3 — The Advisory Organizational Documents Proposals — RESOLVED, as an ordinary resolution, that the material differences between the SKGR Articles and the Amended Webull Articles as described in Proposals 3A-C in this proxy statement/prospectus be and are hereby approved and adopted.

Proposal No. 4 — The Adjournment Proposal — RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates to be determined by the chairman of the extraordinary general meeting, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more Proposals at the extraordinary general meeting, be and is hereby approved.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 5 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

Signature______________________________ Signature, if held jointly___________________________________ Date ____________ , 2024

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

SK Growth Opportunities Corporation
228 Park Avenue S #96693
New York, NY 10003

EXTRAORDINARY GENERAL MEETING
OF SK GROWTH OPPORTUNITIES CORPORATION

YOUR VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on , 2024

This notice of meeting and the accompanying proxy statement are available at

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

SK GROWTH OPPORTUNITIES CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON , 2024.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated , 2024, in connection with the extraordinary general meeting (the "*Shareholder Meeting*") of SK Growth Opportunities Corporation ("*SK Growth*") to be held at p.m. Eastern Time on , 2024, at , and via a virtual meeting, and hereby appoints Richard Chin and Derek Jensen, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of SK Growth registered in the name provided, which the undersigned is entitled to vote at the Shareholder Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 5.

(Continued and to be marked, dated and signed on reverse side)